Exhibit 8.1

BGM Group Ltd

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation or Organization
Qilian International (Hong Kong) Holdings Limited	Hong Kong

Qilian International Trading (Chengdu) Co., Ltd.	People’s Republic of China

Qilian Shan International Trade (Hainan) Co., Ltd.	People’s Republic of China

YX Management Company Limited	Hong Kong

Patriton Limited	British Virgin Islands

Wonder Dragon Global Limited	British Virgin Islands

HM Management Company Limited	Hong Kong

Yang Lou Dong International Limited Management Company Limited	Hong Kong

Yunyue Consultant Management (Shenzhen) Co., Ltd.	People’s Republic of China

HM Consultant Management (Shenzhen) Co., Limited	People’s Republic of China

Beijing Shuda Technology Co., Ltd.	People’s Republic of China

Zhongqiao Youguan (Chengdu) E-Commerce Service Co., Ltd.	People’s Republic of China

BGM (Hubei) Health Bioindustry Co.,Ltd.	People’s Republic of China

BGM Brand Operation & Management (Hubei) Co.,Ltd.	People’s Republic of China

Henan Zhongrui Insurance Agent Co., Ltd.	People’s Republic of China

Cninsure Co., Ltd.	People’s Republic of China

Shanghai Pan China Tianheng Insurance Appraisal Co., Ltd.	People’s Republic of China

Shenzhen Fanhua Software Technology Co., Ltd.	People’s Republic of China

Shenzhen Huazhong United Technology Co., Ltd.	People’s Republic of China

Shenzhen Fanhua Training Co., Ltd.	People’s Republic of China

GM Management Company Limited	Hong Kong

Duxiaobao Intelligent Technology (Shenzhen) Co., Ltd.	People’s Republic of China

BGM Data Tech Inc	British Virgin Islands

Beijing Galloping Zhuoya Information Technology Co., Ltd.	People’s Republic of China

VIE and its subsidiaries

Name	Jurisdiction of Incorporation or Organization
Gansu Qilianshan Pharmaceutical Co., Ltd.	People’s Republic of China

Chengdu Qilianshan Biotechnology Co., Ltd.	People’s Republic of China

Jiuquan Ahan Biotechnology Co., Ltd.	People’s Republic of China

Moshangfa (Gansu) Fertilizer Industry Co., Ltd.	People’s Republic of China

Tibet Cangmen Trading Co., Ltd.	People’s Republic of China

Rugao Tianlu Animal Products Co., Ltd.	People’s Republic of China

Chongqing Shengfu Biological Technology Co., Ltd.	People’s Republic of China

RONS Intelligent Technology (Beijing) Co.,Ltd.	People’s Republic of China

Shenzhen Xinbao Investment Management Co., Ltd.	People’s Republic of China

Fanhua RONS Insurance Sales & Service Co., Ltd.	People’s Republic of China

New Media Star Technology (Shenzhen) Co., Ltd.	People’s Republic of China

New Media Star Digital Technology (Hangzhou) Co., Ltd.	People’s Republic of China

Jiuhe Co-Creation (Shenzhen) Consulting Co., Ltd.	People’s Republic of China

Shenzhen Zhencheng Hechuang Media Technology Co., Ltd.	People’s Republic of China